Exhibit 99.3

Investor Script

Gad Soffer:

Hello, I’m Gad Soffer, CEO of Consonance-HFW Acquisition Corporation.

Before we begin, please note that today’s presentation is neither an offering of securities nor solicitation of a proxy vote. The information discussed today is qualified in its entirety by the registration statement containing a prospectus / proxy statement that Consonance-HFW and Surrozen will be filing with the SEC in the future. The shareholders of Consonance-HFW are urged to read those filings carefully when they become available because they will contain important information about the proposed transaction.

Additionally, during this presentation, we will make certain forward-looking statements that reflect our current views related to our future financial performance, future events, and industry and market conditions as well as forward-looking statements related to the business combination, including the expected benefits, product pipeline, financial projections, financing and the timing for the completion of the business combination. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from what may be indicated in the forward-looking statements. We strongly encourage you to review the information in the reports Consonance-HFW files with the SEC regarding these specific risks and uncertainties, in particular those that are described in the Risk Factors section of Consonance-HFW’s most-recently filed Annual Report on Form 10-K.

With that, let me jump in. It’s my distinct pleasure to be introducing Surrozen today. Before I provide basic details on the transaction, I’d like to begin with a few words on why we’re so excited to partner with Surrozen.

Since our SPAC IPO in November, Consonance-HFW has evaluated nearly 100 biotech companies across various stages of development, technologies, therapeutic areas, and indications. As we evaluated potential business combination partners, we focused on identifying companies with multiple pipeline opportunities, validated science, breakthrough potential in areas of high unmet, and strong teams. Among the many innovative companies that we interacted with, Surrozen stands out. The company’s pioneering science is poised to unlock the promise of Wnt biology, a well-known and fundamental pathway in tissue regeneration that offers broad and substantial therapeutic potential across a wide range of diseases.

For so long, regenerative medicine in general and the Wnt pathway in particular, have remained out of reach for drug developers, much like the RAS pathway was in cancer therapeutics until recently. We believe Surrozen has the potential to unlock the promise of the Wnt pathway to power regeneration. In our view, the company possesses an unparalleled understanding of Wnt pathway biology as well as the tools to rapidly design and develop precisely targeted Wnt-directed antibody therapeutics in tissue-specific applications.

The novelty of the science, the strength of the team, the compelling data generated to date, and the breadth of their pipeline makes this a unique opportunity that we’re excited to share with you today.

Slides 28 and 29 contain an overview of the terms of the transaction and pro forma financials. The post-transaction company will be led by Surrozen CEO Craig Parker and the current Surrozen leadership team. As part of the business combination, CHFW has the right to nominate one member to the post-closing company’s Board of Directors and, in that capacity, will nominate Dr. Mace Rothenberg, whose most recent industry role was at Pfizer where he served as Chief Medical Officer.

With that, it is my pleasure to introduce Craig Parker, CEO of Surrozen, to describe their accomplishments and direction.

Craig Parker:

I’m Craig Parker, CEO of Surrozen, a science-driven biotechnology company pioneering Wnt biology and targeted tissue regeneration. The Consonance team, deal structure and direct investment commitment represented the ideal transaction to support Surrozen’s mission and vision.

I am excited to tell you more about our novel tissue-targeted approach that can transform the treatment of a wide spectrum of serious prevalent diseases using antibodies for tissue repair. Surrozen is the innovator in using the Wnt pathway, the body’s own physiologic mechanism for tissue repair, to selectively stimulate tissue regeneration in a broad range of diseases characterized by loss of tissue structure and function. Our approach has the potential to alter disease progression.

Our game-changing platform and technologies combine an understanding of Wnt pathway biology in specific disease settings with advanced antibody engineering techniques. Our goal is to design and develop tissue-specific antibodies that have the potential to regenerate tissue in many severe diseases.

We were founded by preeminent Wnt biologists and biotech venture investors with a vision to achieve the full clinical potential of the Wnt pathway in regeneration. Our management team includes experienced company builders and leadership with deep experience in critical factors for success like novel biology, novel target drug discovery, antibody design, and antibody development. Together, we’ve contributed to the discovery, development, and approval of multiple novel drugs including antibodies.

We believe we’re the first to overcome the many obstacles to targeting the Wnt pathway for selective regeneration. We’ve invented multiple proprietary antibody-based platforms that have the flexibility to be rapidly adapted to new disease opportunities and tissues. I’ll describe the two most advanced of these. If successful, our approach could establish an entirely new paradigm for the treatment of a wide spectrum of diseases that to date either have no approved therapies, or at best, drugs that slow progression.

We’re here today because we’ve succeeded in establishing and validating the paradigm in multiple animal models of disease, and because the productivity and flexibility of our approach has in a short time since our founding already resulted in two proprietary targeted clinical development candidates. We’re expecting to enter clinical trials with those in 2022. Critical to our investment profile and the timing of this financing is the opportunity for both of our lead programs to generate clinical proof-of-concept in Phase 1. One of our lead programs has an opportunity for an expedited path to registration in a disease with no approved treatments.

I mentioned the potential therapeutic breadth of our platform and technologies. Wnt biology has been implicated in a multitude of tissues and diseases ranging from intestine, liver, retina, cornea and kidney to lung, pancreas and even central nervous system. These targets all represent active research programs at Surrozen. Each of these tissues and disease areas can be characterized by an understanding of the role Wnt signaling plays in the structure and function of the affected organs. Our discovery research leverages that understanding with identification of specific cell types and receptors to target to achieve tissue-specific controlled regeneration and we will focus on a few of these areas.

If Wnt biology is so promising, why has it taken decades to drug the pathway? There have been many technical impediments that our platform technologies and strategies have helped us overcome. First and foremost are the properties of the antibodies that we’ve discovered. These are full-length antibodies that have desirable druglike properties such as pharmacokinetics, stability, and manufacturability. They’re also highly targeted to specific receptors that can confer disease selectivity.

Importantly, we’re also mimicking a normal physiologic response, so our antibodies in a selective way are able to do what Wnt pathway proteins do in all of our bodies in many tissues, either to maintain the tissue or respond to injury. We’ve also chosen a strategy that limits the potential risks of the pathway by pursuing severe disease, in many cases short-term dosing, and in some cases potentially local administration.

Paramount in our founding and success is the discovery of novel aspects of Wnt signaling in disease and the discovery of novel antibody formats. We have had many breakthroughs and discoveries in the field of selective pathway modulation and position these in the context of the regeneration-focused drug discovery and development capabilities that we’ve established.

We have built an integrated repeatable and extendable Wnt therapeutics platform. We not only have invented the two Wnt therapeutics platforms we have also filed patent applications on additional novel Wnt technologies. So far, we have filed a total of 18 patent applications and more are being prepared.

Through detailed genetic expression analysis using cutting-edge technologies, we identified Wnt signaling deficiencies in a range of disease tissues. This allows us to focus on diseases with compelling Wnt biology and specifically target these deficiencies in the disease state. This approach led us to successfully advance two product candidates towards the clinic. This same approach and technologies can be replicated and extended to many other disease areas beyond our lead programs in liver and intestine.

The novelty and breakthrough nature of our work is validated by our strong publication record in high-impact peer review journals. We believe we’re the first to understand the structural basis of Wnt recognition by its receptors. This work was published in Science and has provided insight to solve the undruggable nature of the natural ligands. This also led to the subsequent invention of the first synthetic soluble Wnt mimetic molecules which was published in Nature.

Our innovation did not stop there. We figured out how to optimize the activities of these molecules, and we believe we’re the first to identify multivalent binding to receptors as a critical requirement for signaling. We’re also the first to invent a second platform to mimic R-spondin function in enhancing cellular sensitivity to Wnt in a cell type selective manner. Furthermore, we transformed these molecules to be druglike. We’ve explored over 40 different formats and selected full-length antibody-based molecules for their optimal druglike properties.

These breakthroughs enabled therapeutic development for the Wnt pathway, and these data were published in Cell Chemical Biology, in Nature Scientific Reports, and additional manuscripts describing these novel discoveries are under review at leading peer reviewed journal or in preparation.

Our SWAPs technology, which stands for Surrozen Wnt signal activating protein, is a unique bispecific antibody-based platform that mimics natural Wnt by targeting specific frizzled and LRP receptors. We have a broad spectrum of binders with distinctive properties that can be engineered to be tissue selective and applied in disease states with deficient Wnt ligand.

Our SWEETS technology, which stands for Surrozen Wnt signaling enhancers engineered for tissue specificity, is an antibody-based fusion protein platform that mimics natural R-spondin in enhancing Wnt signaling allowing increased cellular sensitivity to available Wnt. This platform can be engineered to be cell selective and applied in diseases with adequate ligand but deficient Wnt signaling.

These two proprietary technologies have led to two different lead programs going into the clinic in early 2022 and in eight ongoing research programs. Of the eight research programs, the wet AMD program is the furthest along, and we have established proof-of-concept efficacy in a retinopathy model. All other ongoing research programs include indications of high unmet need with no or few available treatments including a group of ophthalmologic indications, short-bowel syndrome, hearing loss, and certain lung and kidney diseases.

Our first lead program, SZN-1326, is based on the SWAP technology and we are developing SZN-1326 for moderate to severe IBD.

So why are we developing SZN-1326 for IBD? A major component in the pathophysiology of IBD is an impaired epithelial barrier, or gut wall, allowing for the exposure of the gut microbes to the gut’s immune cells, resulting in inflammation. This inflammation further destroys epithelial barrier as the activated immune cells release cytokines that break down the epithelium creating a vicious circle.

It will be difficult to induce remission with anti-inflammatory drugs because as long as the epithelial barrier is not healed, the immune system continues to be exposed to gut microbes. SZN-1326 can directly address this epithelial barrier dysfunction. It binds to intestinal stem cells deep in the colon crypt. It does this by binding to frizzled-5 and LRP6, and as such, replaces the Wnt ligand that in normal circumstances is produced by the stromal cells, but that is disrupted in IBD. This binding leads to proliferation and differentiation of these cells as they move up out of the colon crypt, replace the damaged epithelium, and restore the epithelial barrier. This results in reduced inflammation and reduced disease activity.

In preclinical studies, we demonstrated that 1326 restores Wnt signaling in damaged intestine, repairs the damaged colon epithelium, reduces inflammatory cytokines and reduces disease activity.

We’re planning to go into the clinic in healthy volunteers in 2022 and advance to a study in ulcerative colitis patients in 2023.

What is needed in IBD are agents with a new mechanism of action, especially since patients who failed first line therapy are likely to fail second and third line therapy, particularly if that therapy has a similar mechanism of action. This is where SZN-1326 comes in. SZN-1326 works directly on the epithelium, or gut wall, and induces epithelial healing. This restoration and sealing of the mucosal barrier immediately reduces the exposure of the immune system to the gut bacteria and quiets down the inflammation leading to deep mucosal healing.

It’s been shown that mucosal healing is associated with better clinical outcomes, lower relapse rate, longer remissions, lower hospitalization rate, lower steroid use, and a lower chance of IBD-related neoplasia. As the mechanism of action of SZN-1326 is very different from the MOA of the approved anti-inflammatory drugs, it is possible that a combined treatment could lead to even deeper and quicker remissions.

SZN-043 is a molecule that is based on our SWEETS technology, which means that it can be made cell specific. It’s an R-spondin-mimetic that binds to ASGR1, an antigen exclusively expressed on hepatocytes, and to ZNRF3 and RNF43, taking these E3 ligases off the surface. This results in an increase of frizzled receptors on the hepatocyte surface, an increased sensitivity of hepatocytes to the available Wnt, and an increase in Wnt signaling in hepatocytes resulting in Wnt target gene expression and hepatocyte proliferation.

In preclinical studies, we demonstrated ‘043 selectively stimulates hepatocyte proliferation resulting in rapid improvement in liver function as evidenced by the reduction in key markers of liver injury and inflammation.    We’ve also shown efficacy in chronic models of hepatocyte destruction and fibrosis.

As the pathophysiology of severe alcoholic hepatitis is characterized by an impairment of hepatocyte regeneration, we decided to go after this indication first, but we will also be exploring additional indications. We’re planning to file a US IND early next year, followed by a first in human study in healthy volunteers and patients with early cirrhosis, and a multiple ascending dose study in patients with severe alcoholic hepatitis. It is possible that we obtain fast-track designation, and because this is a disease with high mortality, likely only one phase 3 study will be required.

There are currently no drugs approved for severe alcoholic hepatitis, and the standard of care consists of steroids which are contraindicated in more than half of the patients.

Even if you get steroids, only about 60% of patients respond to steroids and the response maybe only consists of an increase in one-month survival, but no increase in three-month survival. Mortality rates are high. The 90-day mortality is 30%. This is due to hepatocyte loss and lack of sufficient regeneration to overcome that loss leading to liver and organ failure. It’s been shown that patients with more beta catenin and signaling have more regeneration and have increased survival.

Liver transplants could potentially save these patients, but there is a shortage of livers, patients need to be transferred to a transplant center, it is costly, and liver transplants are almost always denied in these patients because of ongoing alcoholism.

SZN-043 directly targets the underlying pathophysiological mechanism in severe AH, namely the lack of hepatocyte regeneration. We have shown rapid induction of hepatocyte proliferation and improved hepatic function in preclinical models of acute hepatocyte destruction. We expect that only short-term IV dosing will be required. We received a $3 million NIH grant confirming the high unmet need, the novelty of our approach, and the enthusiasm regarding our unique mechanism of action. There are about 100,000 hospitalizations per year for alcoholic hepatitis. Most of these are due to severe alcoholic hepatitis, and the incidence is increasing.

Other potential indications include drug-induced acute liver failure which has an even higher mortality and end-stage liver disease.

I would like to expand on our ophthalmologic research programs where our antibodies can be administered locally. Three of these indications, wet and dry AMD and Fuchs endothelial dystrophy each affect over a million people in the US. Only anti-VEGF antibodies have been approved for wet AMD and there are no approved treatments for any of the other indications in our presentation We have shown that frizzled-4 restores and maintains the blood-retina barrier and that frizzled-4 agonistic antibodies inhibited vascular leakage in a retinopathy model.

Dry AMD is characterized by a degeneration of the retinal pigment epithelial cells that support photoreceptors. This disease is more prevalent than wet AMD, but only about a million will have late dry AMD and vision loss. It’s been demonstrated that Wnt plays a role in RPE and photoreceptive regeneration, and we have shown that our SWAP antibodies can proliferate and regenerate RPE cells in vitro.

Sjogren’s is an orphan disease and almost all Sjogren’s patients have severe dry eye due to lacrimal gland inflammation and destruction that is not alleviated with systemic treatment. Proliferation of the acinar, or tear-producing, cells in the lacrimal gland is Wnt dependent, and we established that human lacrimal gland explants responded to our SWAP antibody, and we have shown early signs of in vivo activity.

Fuchs endothelial dystrophy leads to corneal edema and vision loss due to an increased loss of corneal endothelial cells. The prevalence is not well known, but 4% of people over 40 have grade 2 Fuchs or above. Wnt is involved in the proliferation of corneal endothelial cells, and we have confirmed that our SWAP antibodies can proliferate primary human endothelial cells in vitro.

The proceeds of the financing will enable us to generate clinical proof of concept for our two lead molecules, identify potential additional lead product candidates and/or nominate additional IND candidates over that time frame.

I’m sure it’s evident the commitment and excitement in achieving and establishing a new paradigm and applying that broadly to a diverse set of disease opportunities. Indeed, we’re here today because of the productivity and adaptability of our Wnt focused platform and technologies. The programs we’ve described are just the beginning. We’ll continue to innovate targeted approaches to tissue repair in our mission of fully exploiting the therapeutic potential of Wnt signaling.